UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported) August 10, 2004

SBA COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW

Boca Raton, Florida

(Address of Principal Executive Offices)

33487

(Zip code)

Registrant’s telephone number, including area code    (561) 995-7670

(Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events and Required FD Disclosure

On August 10, 2004, SBA Communications Corporation announced the appointment of Duncan H. Cocroft and Philip L. Hawkins to its Board of Directors, bringing its Board membership to eight. Mr. Cocroft and Mr. Hawkins fill two new positions created by an expansion of the Board. A copy of the press release is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2004	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione Chief Financial Officer

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